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                         WILLIAM G. LAJOIE, P.C.
                       Certified Public Accountant
                   5951 South Middlefield Road, Suite 100
                       Littleton, Colorado  80123
                             (303) 798-9972




October 22, 1996



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

I have read Item 4 included in the attached Form 8-K dated October 21, 1996 of Data National Corporation and am in agreement with the statements contained therein.



BY (Signature)              /s/ William G. LaJoie, P.C.